Exhibit 99.1

May 3, 2017

Qurate Retail, Inc. Announces Investor Meeting and Webcast

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Qurate Retail, Inc. (“Qurate Retail”) (Nasdaq: QRTEA, QRTEB) will webcast its 2018 Investor Meeting on Tuesday,  May 22, 2018 with presentations beginning at 9:15 am E.D.T.

The Investor Meeting will be held at the QVC Studio Park in West Chester, PA. If you are interested in attending, please RSVP to investor@libertyinteractive.com and include your name, firm and email address.

The Investor Meeting will be broadcast live via the Internet. All interested persons should visit the Qurate Retail website at http://www.qurateretail.com/events to register for the webcast.  An archive of the webcast will also be available on this website for one year after appropriate filings have been made with the SEC.

About Qurate Retail, Inc. (formerly Liberty Interactive Corporation)

Qurate Retail, Inc. operates and owns interests in a broad range of digital commerce businesses. Qurate Retail, Inc.’s businesses and assets consist of its subsidiaries QVC, Inc., HSN, Inc., and zulily, llc (collectively, the Qurate Retail Group) as well as its interests in ILG and FTD, among other things.

Qurate Retail, Inc.
Courtnee Chun, 720-875-5420

Source: Qurate Retail, Inc.